EXHIBIT 10.1
FIRST AMENDMENT TO LEASE
FIRST AMENDMENT TO LEASE, dated as of March 12, 2021 (this “Amendment”), between LEGACY YARDS TENANT LP, a Delaware limited partnership whose address is c/o Related Companies, 60 Columbus Circle, New York, New York 10023 (“Landlord”), and Tapestry, Inc. (f/k/a Coach, Inc.), a Maryland corporation whose address is 10 Hudson Yards, New York, New York 10001 (“Tenant”).
WITNESSETH:
WHEREAS, pursuant to a Lease, dated as of August 1, 2016 (the “Lease”), between Landlord and Tenant, Tenant is leasing from Landlord certain space in the building known as 10 Hudson Yards, New York, New York, as is more particularly described in the Lease (the “Building”); and
WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions hereinafter set forth.
NOW, THEREFORE, Landlord and Tenant agree as follows:
1.Defined Terms. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Lease.
2.Rent Credit. Provided this Lease has not been terminated at such time, Tenant shall receive a one-time credit against the Fixed Rent payable for the month of March 2021 in an amount equal to $250,000.00.
3.Lease Modifications. (a) Each of Landlord and Tenant acknowledges and agrees that Tenant did not exercise the First Expansion Option and, accordingly, the First Expansion Option is expired.
(b)    Section 10.02 of the Lease is hereby deleted in its entirety and replaced with the following:
“10.02    Second Expansion Option. (a) Provided that on the date Tenant exercises the Second Expansion Option (i) this Lease has not been terminated, (ii) Landlord has not delivered to Tenant a notice electing to terminate this Lease in accordance with Section 6.05 which remains in effect and (iii) Tenant is a Coach Tenant or a successor of a Coach Tenant by assignment of this Lease in accordance with Article 5, Tenant shall have the option (the “Second Expansion Option”) to lease the entire 25th floor of the Building (the “Second Expansion Space”). The Second Expansion Option shall be exercisable by Tenant giving Landlord notice thereof (the “Second Expansion Notice”) on or prior to June 29, 2025 (time being of the essence).
    (b)    If Tenant timely gives the Second Expansion Notice, then (i) on or before the later of (x) the date that is 90 days after the giving of the Second Expansion Notice and (y) the date that is 270 days before the first day of the Second ES Delivery Period, Landlord
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shall give to Tenant a notice designating (A) the date during the Second ES Delivery Period on which Landlord expects that the Second Expansion Space will become Available, subject to holdover by the existing occupant and Unavoidable Delay (such date, the “Anticipated Second ES Inclusion Date”) and (B) the rentable square footage of the Second Expansion Space and (ii) subject to Section 10.02(d) below, on the Second ES Inclusion Date, the Second Expansion Space shall become part of the Office Premises and the Premises, without any further act on the part of Landlord or Tenant and upon all of the terms and conditions of this Lease applicable to the Office Premises, except that, from and after the Second ES Inclusion Date:
(i)    Fixed Rent shall be increased by the Second ES Fair Market Rent for the Second Expansion Space and the rentable square footage of the Premises shall be adjusted by adding the rentable square footage of the Second Expansion Space (which shall be determined in accordance with the Measurement Standard);
(ii)    Each of Tenant’s Tax Share and Tenant’s Operating Share shall be appropriately increased (provided that the method of calculating the numerator shall be the same as the method of calculating the denominator at such time of calculation);
(iii)    Tenant shall be entitled to any rent abatement and/or work allowance determined in accordance with Section 10.02(f) below; and
(iv)    Other than as expressly set forth in Section 10.02(a) and this Section 10.02(b), Landlord shall not be required to perform any work, to pay any other work allowance or any other amount, or to render any services to make the Building or the Second Expansion Space ready for Tenant’s use or occupancy or to provide any abatement of Fixed Rent or Additional Charges, and Tenant shall accept the Second Expansion Space in its “as is” condition on the Second ES Inclusion Date; provided, that the Second Expansion Space shall be delivered in the condition to be negotiated in good faith by Landlord and Tenant, which shall include, at a minimum, the core bathroom finishes and all foundations, columns, girders, beams, supports, and all support and other features necessary for the installation of raised flooring, as constructed and existing therein on the date hereof.
(c)    The “Second ES Delivery Period” means the 12-month period commencing July 1, 2026 and ending on June 30, 2027.
(d)    The “Second ES Inclusion Date” means the date upon which Landlord delivers to Tenant vacant possession of the Second Expansion Space (vacant and free and clear of any and all tenancies and other rights of occupancy or possession), which date shall not be prior to the first day of the Second ES Delivery Period, and upon such date the Second Expansion Space shall become part of the Office Premises and the Premises, upon all of the terms and conditions set forth in Section 10.02. Notwithstanding the foregoing, if Landlord reasonably anticipates that the Second Expansion Space will become vacant sooner than the first day of the Second ES Delivery Period due to a default by the existing tenant of the Second Expansion Space or Landlord’s acceptance of an early surrender of the Second Expansion Space from the existing tenant as a result of such tenant’s bankruptcy or default, then the Second ES Inclusion Date may be up to six (6) months earlier than the first day of the Second ES Delivery
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Period, provided that Landlord delivers at least one hundred twenty (120) days prior notice of such earlier date to Tenant. Landlord shall use reasonable efforts to deliver possession of the Second Expansion Space to Tenant on or before the Anticipated Second ES Inclusion Date, including the institution and prosecution of holdover or other appropriate proceedings against any occupant of the applicable portion of the Second Expansion Space. If Landlord is unable to deliver possession of the Second Expansion Space to Tenant for any reason on or before the Anticipated Second ES Inclusion Date, Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired (unless such inability is due to a voluntary agreement by Landlord to let the existing occupant remain in the applicable portion of the Second Expansion Space for any period on or after the Anticipated Second ES Inclusion Date); provided, that if Landlord is unable to deliver possession of the Second Expansion Space to Tenant on or prior to the date which is 270 days after the Anticipated Second ES Inclusion Date, then, as Tenant’s sole and exclusive remedy therefor, Tenant may thereafter cancel the Second Expansion Notice by giving notice to Landlord of Tenant’s intention to cancel the Second Expansion Notice on the date set forth in Tenant’s notice, which date for cancellation shall be no later than 30 days after Tenant’s delivery of such notice and which Tenant’s notice shall be given not less than 270 days nor more than 300 days after the Anticipated Second ES Inclusion Date and, if the Second ES Inclusion Date shall not occur on or before the date set forth in Tenant’s notice for such cancellation, then upon the date so set forth for such cancellation, the Second Expansion Notice with respect to the Second Expansion Space shall be deemed canceled and terminated and neither party shall have any further liabilities or obligations to the other with respect to the Second Expansion Option or Second Expansion Notice with respect to the Second Expansion Space. This Section 10.02(d) constitutes “an express provision to the contrary” within the meaning of said Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.
(e)    Promptly after the occurrence of the Second ES Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof, the inclusion of the Second Expansion Space in the Premises and the rentable square footage of the Second Expansion Space by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the applicable portion of the Second Expansion Space in the Premises in accordance with this Section 10.02.
(f)    “Second ES Fair Market Rent” means 95% of the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Second Expansion Space on the date that is one (1) year prior to the first day of the Second ES Delivery Period, taking into account all relevant factors (including, without limitation, the location of the Second Expansion Space, the Class A classification of the Building and the date on which construction thereof was completed, any additional rent that would be payable by Tenant in respect of PILOT Payments, Impositions, Taxes (taking into account any burn-off or loss of any tax abatements and any reset of real estate taxes occurring during the Renewal Term) and Operating Expenses in respect of the Second Expansion Space, the applicable delivery condition of the Second Expansion Space and the cost (if any) to Tenant of demolishing any existing leasehold improvements therein, and all other relevant terms and conditions of this Lease). If Tenant timely exercises the Second Expansion Option, the Second ES Fair Market Rent shall be
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determined in accordance with the provisions of Sections 9.02(c) and 9.02(d) hereof; provided, that (i) all references in said Sections 9.02(c) and 9.02(d) to “Fair Market Rent” shall be deemed to refer to “Second ES Fair Market Rent” and (ii) in conjunction with, and as a component of, the determination of Second ES Fair Market Rent, Landlord and Tenant shall establish the amount of any rent abatement or work allowance to which Tenant shall be entitled for the Second Expansion Space, if any, based on the amount of any rent abatement or work allowance that a willing lessee and a willing lessor would accept for the Second Expansion Space, taking into account all relevant factors (including, without limitation, the amount of the Second ES Fair Market Rent and the terms set forth in Sections 10.02(a) and 10.02(b) and this Section 10.02(f)). Each party shall indicate its determination of the amount of any rent abatement and/or work allowance to which Tenant should be entitled in connection with the leasing of the Second Expansion Space in Landlord’s Determination or Tenant’s Determination, as applicable.
(g)    If the final determination of the Second ES Fair Market Rent shall not be made on or before the applicable Second ES Inclusion Date, then, pending such final determination, Tenant shall pay, as Fixed Rent for the Second Expansion Space, an amount equal to the average of Landlord’s Determination and Tenant’s Determination. If, based upon the final determination of Second ES Fair Market Rent, the Fixed Rent payments made by Tenant for the Second Expansion Space were (x) greater than the Second ES Fair Market Rent, Landlord shall credit (i) the amount of such excess and (ii) interest on such excess at the Base Rate from the date paid until credited, against future installments of Fixed Rent and/or Additional Charges payable by Tenant under this Lease and (y) less than the Second ES Fair Market Rent, Tenant shall pay to Landlord within thirty (30) days after such final determination an amount equal to (i) the deficiency and (ii) interest on such deficiency at the Base Rate from the date such unpaid amount should have been paid until paid by Tenant.
    (h)    “Second Expansion Space Work Allowance” means any work allowance that Tenant is entitled to pursuant to Section 10.02(f).
10.03    Third Expansion Option. (a) Provided that on the date Tenant exercises the Third Expansion Option (i) this Lease has not been terminated, (ii) Landlord has not delivered to Tenant a notice electing to terminate this Lease in accordance with Section 6.05 which remains in effect and (iii) Tenant is a Coach Tenant or a successor of a Coach Tenant by assignment of this Lease in accordance with Article 5, Tenant shall have the option (the “Third Expansion Option”) to lease a single portion of the 24th floor of the Building designated by Landlord in the Third ES Response Notice (as defined below) which shall consist of approximately 50% of the rentable square footage of such floor (the “Third Expansion Space”). The approximately 50% of the rentable square footage of the 24th floor of the Building designated by Landlord in the Third ES Response Notice to be included in the Third Expansion Space shall (A) be configured in a commercially reasonable manner, (B) constitute a marketable unit of space, (C) have entry doors at the elevator lobby and (D) be a continuous unit of space without any barriers or partitions within such space; the remaining rentable square footage of such floor shall be configured in a commercially reasonable manner, constitute a marketable unit of space and have entry doors at the elevator lobby. The Third Expansion Option shall be
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exercisable by Tenant giving Landlord notice thereof (the “Third Expansion Notice”) on or prior to December 1, 2029 (time being of the essence).
    (b)    If Tenant timely gives the Third Expansion Notice, then (i) on or before the later of (x) the date that is 90 days after the giving of the Third Expansion Notice and (y) the date that is 270 days before the first day of the Third ES Delivery Period, Landlord shall give to Tenant a notice (the “Third ES Response Notice”) designating (A) the date during the Third ES Delivery Period on which Landlord expects that the Third Expansion Space will become Available, subject to holdover by the existing occupant and Unavoidable Delay (such date, the “Anticipated Third ES Inclusion Date”) and (B) the rentable square footage and location on the 24th floor of the Building of the Third Expansion Space and (ii) subject to Section 10.03(d) below, on the Third ES Inclusion Date, the Third Expansion Space shall become part of the Office Premises and the Premises, without any further act on the part of Landlord or Tenant and upon all of the terms and conditions of this Lease applicable to the Office Premises, except that, from and after the Third ES Inclusion Date:
        (i)    Fixed Rent shall be increased by the Third ES Fair Market Rent for the Third Expansion Space and the rentable square footage of the Premises shall be adjusted by adding the rentable square footage of the Third Expansion Space (which shall be determined in accordance with the Measurement Standard);
(ii)    Each of Tenant’s Tax Share and Tenant’s Operating Share shall be appropriately increased (provided that the method of calculating the numerator shall be the same as the method of calculating the denominator at such time of calculation);
(iii)    Tenant shall be entitled to any rent abatement and/or work allowance determined in accordance with Section 10.03(f) below; and
(iv)    Other than as expressly set forth in Section 10.03(a) and this Section 10.03(b), Landlord shall not be required to perform any work, to pay any other work allowance or any other amount, or to render any services to make the Building or the Third Expansion Space ready for Tenant’s use or occupancy or to provide any abatement of Fixed Rent or Additional Charges, provided that, unless otherwise agreed by Tenant, Landlord shall deliver such space in shell-and-core form and such space shall include, at a minimum, the core bathroom finishes and all foundations, columns, girders, beams, supports, and all support and other features necessary for the installation of raised flooring, as constructed and existing therein on the date hereof.
            (c)    The “Third ES Delivery Period” means the 12-month period commencing February 1, 2031 and ending on January 31, 2032.
            (d)    The “Third ES Inclusion Date” means the date upon which Landlord delivers to Tenant vacant possession of the Third Expansion Space (vacant and free and clear of any and all tenancies and other rights of occupancy or possession), which date shall not be prior to the first day of the Third ES Delivery Period, and upon such date the Third Expansion Space shall become part of the Office Premises and the Premises, upon all of the
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terms and conditions set forth in Section 10.03. Notwithstanding the foregoing, if Landlord reasonably anticipates that the Third Expansion Space will become vacant sooner than the first day of the Third ES Delivery Period due to a default by the existing tenant of the Third Expansion Space or Landlord’s acceptance of an early surrender of the Third Expansion Space from the existing tenant as a result of such tenant’s bankruptcy or default, then the Third ES Inclusion Date may be up to six (6) months earlier than the first day of the Third ES Delivery Period, provided that Landlord delivers at least one hundred twenty (120) days prior notice of such earlier date to Tenant. Landlord shall use reasonable efforts to deliver possession of the Third Expansion Space to Tenant on or before the Anticipated Third ES Inclusion Date, including the institution and prosecution of holdover or other appropriate proceedings against any occupant of the applicable portion of the Third Expansion Space. If Landlord is unable to deliver possession of the Third Expansion Space to Tenant for any reason on or before the Anticipated Third ES Inclusion Date, Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired (unless such inability is due to a voluntary agreement by Landlord to let the existing occupant remain in the applicable portion of the Third Expansion Space for any period on or after the Anticipated Third ES Inclusion Date); provided, that if Landlord is unable to deliver possession of the Third Expansion Space to Tenant on or prior to the date which is 270 days after the Anticipated Third ES Inclusion Date, then, as Tenant’s sole and exclusive remedy therefor, Tenant may thereafter cancel the Third Expansion Notice by giving notice to Landlord of Tenant’s intention to cancel the Third Expansion Notice on the date set forth in Tenant’s notice, which date for cancellation shall be no later than 30 days after Tenant’s delivery of such notice and which Tenant’s notice shall be given not less than 270 days nor more than 300 days after the Anticipated Third ES Inclusion Date and, if the Third ES Inclusion Date shall not occur on or before the date set forth in Tenant’s notice for such cancellation, then upon the date so set forth for such cancellation, the Third Expansion Notice with respect to the Third Expansion Space shall be deemed canceled and terminated and neither party shall have any further liabilities or obligations to the other with respect to the Third Expansion Option or Third Expansion Notice with respect to the Third Expansion Space. This Section 10.03(d) constitutes “an express provision to the contrary” within the meaning of said Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.
            (e)    Promptly after the occurrence of the Third ES Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof, the inclusion of the Third Expansion Space in the Premises and the rentable square footage of the Third Expansion Space by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the applicable portion of the Third Expansion Space in the Premises in accordance with this Section 10.03.
            (f)    “Third ES Fair Market Rent” means 95% of the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Third Expansion Space on the date that is one (1) year prior to the first day of the Third ES Delivery Period, taking into account all relevant factors (including, without limitation, the location of the Third Expansion Space, the Class A classification of the Building and the date on which construction thereof was completed, any additional rent that would be payable by Tenant in respect of PILOT Payments,
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Impositions, Taxes (taking into account any burn-off or loss of any tax abatements and any reset of real estate taxes occurring during the Renewal Term) and Operating Expenses in respect of the Third Expansion Space, the applicable delivery condition of the Third Expansion Space and the cost (if any) to Tenant of demolishing any existing leasehold improvements therein, and all other relevant terms and conditions of this Lease). If Tenant timely exercises the Third Expansion Option, the Third ES Fair Market Rent shall be determined in accordance with the provisions of Sections 9.02(c) and 9.02(d) hereof; provided, that (i) all references in said Sections 9.02(c) and 9.02(d) to “Fair Market Rent” shall be deemed to refer to “Third ES Fair Market Rent” and (ii) in conjunction with, and as a component of, the determination of Third ES Fair Market Rent, Landlord and Tenant shall establish the amount of any rent abatement or work allowance to which Tenant shall be entitled for the Third Expansion Space, if any, based on the amount of any rent abatement or work allowance that a willing lessee and a willing lessor would accept for the Third Expansion Space, taking into account all relevant factors (including, without limitation, the amount of the Third ES Fair Market Rent and the terms set forth in Sections 10.03(a) and 10.03(b) and this Section 10.03(f)). Each party shall indicate its determination of the amount of any rent abatement and/or work allowance to which Tenant should be entitled in connection with the leasing of the Third Expansion Space in Landlord’s Determination or Tenant’s Determination, as applicable.
            (g)    If the final determination of the Third ES Fair Market Rent shall not be made on or before the applicable Third ES Inclusion Date, then, pending such final determination, Tenant shall pay, as Fixed Rent for the Third Expansion Space, an amount equal to the average of Landlord’s Determination and Tenant’s Determination. If, based upon the final determination of Third ES Fair Market Rent, the Fixed Rent payments made by Tenant for the Third Expansion Space were (x) greater than the Third ES Fair Market Rent, Landlord shall credit (i) the amount of such excess and (ii) interest on such excess at the Base Rate from the date paid until credited, against future installments of Fixed Rent and/or Additional Charges payable by Tenant under this Lease and (y) less than the Third ES Fair Market Rent, Tenant shall pay to Landlord within thirty (30) days after such final determination an amount equal to (i) the deficiency and (ii) interest on such deficiency at the Base Rate from the date such unpaid amount should have been paid until paid by Tenant.
            (h)    “Third Expansion Space Work Allowance” means any work allowance that Tenant is entitled to pursuant to Section 10.03(f). “Expansion Space Work Allowance” means the Second Expansion Space Work Allowance and the Third Expansion Space Work Allowance, as applicable.”
4.Notices. Each of Landlord’s and Tenant’s addresses for notices under Section 8.01 of the Lease are hereby modified such that from and after the date hereof all Notices to each of Landlord and Tenant under the Lease shall be delivered to:
If to Landlord:
c/o The Related Companies, L.P.
30 Hudson Yards, 72nd Floor
New York, New York 10001
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Attention: Jeff T. Blau and Andrew Rosen
with a copy to each of the following:
c/o The Related Companies, L.P.
30 Hudson Yards, 72nd Floor
New York, New York 10001
Attention: Hudson Yards Legal Department
c/o Related Hudson Yards Manager LLC
10 Hudson Yards
New York, New York 10001
Attention: Senior General Manager
c/o Related Hudson Yards Manager LLC
423 55th Street
New York, New York 10019
Attention: Lease Administration
Oxford Hudson Yards LLC
450 Park Avenue, Suite 900
New York, New York 10022
Attention: Dean J. Shapiro
Oxford Properties Group
EY Tower
100 Adelaide Street West, Suite 900
Toronto, Ontario M5H 0E2, Canada
Attention: Chief Legal Officer

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Robert J. Sorin, Esq.

and
DLA Piper LLP
1251 Avenue of the Americas, 27th Floor
New York, New York 10020-1104
Attention: Fonda Duvanel
If to Tenant:

Tapestry, Inc.
10 Hudson Yards
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New York, NY 10001
Attention: Todd Kahn

with copy to:
Tapestry, Inc.
10 Hudson Yards
New York, NY 10001
Attention: Mitchell L. Feinberg
with copy to:
Tapestry, Inc.
10 Hudson Yards
New York, NY 10001
Attention: Law Department
and with copy to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Jonathan L. Mechanic, Esq. and Ross Z. Silver, Esq.
5.No Broker. Each party represents to the other that such party has dealt with no broker in connection with this Amendment and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker who alleges that it has dealt with the indemnifying party in connection with this Amendment. The provisions of this Section 5 shall survive the Expiration Date or sooner termination of the Lease.
6.No Other Changes. Except as expressly set forth in this Amendment, the Lease shall remain unmodified and in full force and effect, and the Lease as modified herein is ratified and confirmed. All references in the Lease to “this Lease” shall hereafter be deemed to refer to the Lease as amended by this Amendment.
7.Miscellaneous. This Amendment contains the entire agreement of the parties with respect to the subject matter hereof and all prior negotiations, understandings or agreements between the parties with respect to the subject matter hereof are merged herein. This Amendment may be executed in counterparts each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. An executed counterpart delivered by “.pdf”, facsimile or email shall be binding upon the parties. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of laws.
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    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

LANDLORD:
LEGACY YARDS TENANT LP

By: Legacy Yards Tenant GP LLC,
    its general partner
By:_/s/ Andrew Rosen______________________
    Name: Andrew Rosen
    Title: Chief Operating Officer

TENANT:
TAPESTRY, INC.

By:_/s/ Todd Kahn_________________________
    Name: Todd Kahn
    Title: President & Chief Administrative Officer

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